
<ARTICLE>                  5

<PERIOD-TYPE>                                        12-MOS
<FISCAL-YEAR-END>                                    MAR-31-1998
<PERIOD-END>                                         MAR-31-1998
<CASH>                                               239,932
<SECURITIES>                                         3,064,717
<RECEIVABLES>                                        000
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     000
<PP&E>                                               000
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       28,905,668<F1>
<CURRENT-LIABILITIES>                                000
<BONDS>                                              000
<COMMON>                                             000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<OTHER-SE>                                           28,059,181
<TOTAL-LIABILITY-AND-EQUITY>                         28,905,668<F2>
<SALES>                                              000
<TOTAL-REVENUES>                                     321,439<F3>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     1,320,033<F4>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   64,148
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         5,838,302<F5>
<EPS-PRIMARY>                                        (83.85)
<EPS-DILUTED>                                        000

<F1>Included  in total  assets is  mortgagee  escrow  deposits  of $382,  tenant security deposit escrow of $3,017, investments in Local Limited Partnerships of $24,775,767, rental property of $778,924, a replacement reserve escrow of $2,888 and other assets of $40,041. <F2>Included in total liabilities and equity is deferred revenue of $139,461, accounts payable to affiliates of $79,210, accounts payable and accrued expenses of $72,983, mortgage note payable of $707,659, tenant security deposits payable of $3,017 and minority interest in Local Limited Partnership of $140,554. <F3>Total revenue includes investment of $179,999, rental of $98,473 and other revenue of $42,967. <F4>Included in other expenses are general and administrative of $237,092, asset management fees of $238,087, provision for valuation investment in Local Limited Partnership of $590,197, rental operations of $24,105, provision for valuation of rental property of $160,000, property management fee of $5,962, depreciation of $35,299 and amortization of $29,291. <F5>Net Loss includes minority interest in losses of Local Limited Partnership of $1,900, and equity in losses of Local Limited Partnerships of $4,777,460.